Exhibit 99.1

Heritage Distilling Announces Bitcoin Bourbon: Limited-Edition Crypto-Inspired
Whiskey Launch & 1 BTC Giveaway

Gig Harbor, WA – June 3, 2025 — Heritage Distilling Holding Company, Inc. (NASDAQ: CASK), the most awarded craft distillery in North America for the past ten years, today announced the upcoming launch of Bitcoin Bourbon™: a limited-edition Kentucky straight bourbon whiskey designed to celebrate the spirit of decentralization, the rise of digital currency culture and the future of digital payments for e-commerce retailers. This release coincides with Heritage’s newly adopted Cryptocurrency Treasury Reserve Policy, under which the company will accept Bitcoin (BTC) as a form of payment and may hold BTC as a strategic asset.
Bitcoin Bourbon will be released at a bold 106.15 proof, reflecting both the strength of the whiskey and alluding to the often-used term of “6.15” in Bitcoin parlance as a sign of financial freedom. Crafted to meet the expectations of modern consumers, it represents a fusion of “old-world” distilling and “next-gen” commerce.
"With Bitcoin Bourbon, we’re blending centuries of whiskey-making culture with the frontier mindset of crypto adopters," said Justin Stiefel, Co-Founder and CEO of Heritage. "We believe in meeting our customers where they are—and increasingly, they’re asking to pay with digital assets."
To mark this launch, Heritage is offering a chance to win one full Bitcoin through the Bitcoin Bourbon “Bitcoin Giveaway”:
•Signing up for the Bitcoin Bourbon pre-release list at heritagedistilling.com/bitcoinbourbon earns each registrant five (5) free entries into the drawing.
•After product release, each purchase made using Bitcoin earns additional entries.
•No purchase is necessary. Open to U.S. residents aged 21+. Full rules at heritagedistilling.com/bitcoinbourbon.
"This isn’t just about what’s in the bottle," added Matt Swann, Chair of Heritage’s Technology and Cryptocurrency Committee. "It’s about aligning with a values-driven community that believes in ownership, transparency, and innovation. Bitcoin Bourbon is an invitation to drink with purpose."
The product will be available exclusively through Heritage’s direct-to-consumer e-commerce platform (www.heritagedistilling.com), with Bitcoin as a supported payment method. The company plans to unveil final product details, including age and mash bill, closer to the official release.
This initiative is part of a broader digital commerce strategy driven by Heritage’s cryptocurrency policy and commitment to pioneering new methods of customer engagement.
About Heritage Distilling Company, Inc.
Bitcoin Bourbon™ is part of the company's broader strategy to integrate cryptocurrency into its operations. Heritage is among the premier independent craft distilleries in the United States, offering a variety of whiskeys, vodkas, gins, rums, and ready-to-drink canned cocktails. Heritage has been North America's most awarded craft distillery by the American Distilling Institute for ten consecutive years out of the more than 2,600 craft producers. Beyond this remarkable achievement, Heritage has also garnered numerous Best of Class, Double Gold, and Gold medals at esteemed national and international spirits competitions. As one of the largest craft spirits producers on the West Coast by revenue, the company is expanding its presence nationwide through a diverse range of sales channels, including wholesale, on-premises venues, e-commerce, and the innovative Tribal Beverage Network (TBN). The TBN initiative, a groundbreaking collaboration with Native American tribes, focuses on developing Heritage-branded distilleries, unique tribal brands, and tasting rooms tailored to tribal communities. By serving patrons of tribal casinos and entertainment venues, the TBN creates meaningful economic and social benefits for participating tribes, while providing an additional avenue for tribes to exercise and strengthen their sovereignty. This unique partnership reflects Heritage’s commitment to innovation, community engagement, and sustainable growth.
Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates, and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the development and release of the Bitcoin Bourbon product, the success of the pre-release sign-up campaign and associated contest, any liabilities created by sponsoring the contest, the impact of any new or anticipated business developments that would be expected to result therefrom, and other risks described in Heritage’s registration statement on Form S-1, and its quarterly 10-Q and annual 10-K filings, which are on file with the SEC. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact
(800) 595-3550
ir@heritagedistilling.com

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